FILED
  BY THE OFFICE OF THE
SECRETARY OF STATE OF THE
    STATE OF NEVADA

       JUL 07 1994
       10371-94
CHERYL A. LAU  SECRETARY OF STATE
         /S/


                            ARTICLES OF INCORPORATION
                            -------------------------

                                       OF
                                       --


                               PACIFIC SANDS, INC.
                               -------------------



         FIRST. The name of the corporation is:

                               PACIFIC SANDS, INC.


         SECOND. Its registered office in the State of Nevada is located at 2533 North Carson Street, Carson City, Nevada 89706 that this Corporation may maintain an office, or offices, in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors, or by the By-Laws of said Corporation, and that this Corporation may conduct all Corporation business of every kind and nature, including the holding of all meetings of Directors and Stockholders, outside the State of Nevada as well as within the State of Nevada


         THIRD. The objects for which this Corporation is formed are: To engage in any lawful activity, including, but not limited to the following:

         (A) Shall have such rights, privileges and powers as may be conferred upon corporations by any existing law.

         (B) May at any time exercise such rights, privileges and powers, when not inconsistent with the purposes and objects for which this corporation is organized.


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         4. If a quorum is not present at the annual meeting, the stockholders present, in person or by proxy, may adjourn to such future time as shall be agreed upon by them, and notice of such adjournment shall be mailed, postage prepaid, to each stockholder of record at least ten (10) days before such date to which the meeting was adjourned; but if a quorum is present, they may adjourn from day to day as they see fit, and no notice of such adjournment need be given.

         5. Special meetings of the stockholders may be called at anytime by the President; by all of the directors provided there are no more than three, or if more than three, by any three Directors; or by the holder of a majority share of the capital stock of the corporation. The Secretary shall send a notice of such called meeting to each stockholder of record at least ten (10) days before such meeting, and such notice shall state the time and place of the meeting, and the object thereof. No business shall be transacted at a special meeting except as stated in the notice to the stockholders, unless by unanimous consent of all stockholders present, either in person or by proxy, all such stock being represented at the meeting.

         6. A majority of the stock issued and outstanding, either in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders.

         7. Each stockholder shall be entitled to one vote for each share of stock in his own name on the books of the company, whether represented in person or by proxy.

         8. All proxies shall be in writing and signed.

         9. The following order of business shall be observed at all meetings of the stockholders so far as is practicable: a. Call the roll; b. Reading, correcting, and approving of the minutes of the previous meeting;


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                            c.   Reports of officers;

                            d.       Reports of Committees;

                            e.       Election of Directors;

                            f.       Unfinished business; and

                            g.       New business.

ARTICLE II    STOCK
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         1. Certificates of stock shall be in a form adopted by the Board of
Directors and shall be signed by the President and Secretary of the Corporation.

         2. All certificates shall be consecutively numbered; the name of the person owning the shares represented thereby, with the number of such shares and the date of issue shall be entered on the company's books.

         3. All certificates of stock transferred by endorsement thereon shall be surrendered by cancellation and new certificates issued to the purchaser or assignee.

ARTICLE III   DIRECTORS
-----------   ---------

         1. A Board of Directors, consisting of at least one (1) person shall be chosen annually by the stockholders at their meeting to manage the affairs of the company. The Directors' term of office shall be one (1) year, and Directors may be re-elected for successive annual terms.

         2. Vacancies on the board of Directors by reason of death, resignation or other causes shall be filled by the remaining Director or Directors choosing a Director or Directors to fill the unexpired term.

         3. Regular meetings of the Board of Directors shall be held at 1:00p.m., on the 7th day of July of each year beginning in 1995 at the office of the company at Carson City, NV, or at such other time or place as the Board of Directors shall by resolution appoint; special meetings may be called by the


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President or any Director giving ten (10) days notice to each Director. Special meetings may also be called by execution of the appropriate waiver of notice and call when executed by a majority of the Directors of the company. A majority of the Directors shall constitute a quorum.

         4. The Directors shall have the general management and control of the business and affairs of the company and shall exercise all the powers that may be exercised or performed by the corporation, under the statutes, the certificates of incorporation, and the By-Laws. Such management will be by equal vote of each member of the Board of Directors with each Board member having an equal vote.

         5. A resolution, in writing, signed by all or a majority of the members of the Board of Directors, shall constitute action by the Board of Directors to effect therein expressed, with the same force and effect as though such resolution had been passed at a duly convened meeting; and it shall be the duty of the Secretary to record every such resolution in the Minute Book of the corporation under its proper date.

ARTICLE IV    OFFICERS
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         1. The officers of this company shall consist of: a President, one or more Vice Presidents, Secretary, Treasurer, and such other officers as shall, from time to time, be elected or appointed by the Board of Directors.

         2. The PRESIDENT shall preside at all meetings of the Directors and the Stockholders and shall have general charge and control over the affairs of the corporation subject to the Board of Directors. He shall sign or countersign all certificates, contracts and other instruments of the corporation as authorized by the Board of Directors and shall perform all such other duties as are incident to his office or are required by him by the Board of Directors.


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         3. The VICE PRESIDENT shall exercise the functions of the President during the absence or disability of the President and shall have such powers and such duties as may be assigned to him from time to time by the Board of Directors.

         4. The SECRETARY shall issue notices for all meetings as required by the By-Laws, shall keep a record of the minutes of the proceedings of the meetings of the Stockholders and Directors, shall have charge of the corporate books, and shall make such reports and perform such other duties as are incident to his office, or properly required of him by the Board of Directors. He shall be responsible that the corporation complies with Section 78.105 of the Nevada Corporation Laws and supplies to the Nevada Resident Agent or Registered Office in Nevada, any and all amendments to the Corporation's Articles of Incorporation and any and all amendments or changes to the By-Laws of the Corporation. In compliance with Section 78.105, he will also supply to the Nevada Resident Agent or Registered Office in Nevada, and maintain, a current statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete Post Office address, including street and number, if any, where such stock ledger or duplicate stock ledger specified in the section is kept.

         5. The TREASURER shall have the custody of all monies and securities of the corporation and shall keep regular books of account. He shall disburse the funds of the corporation in payment of the just demands against the corporation, or as may be ordered by the Board of Directors, making proper vouchers for such disbursements and shall render to the Board of Directors, from time to time, as may be required of him, an account of all his transactions as Treasurer and of the financial condition of the corporation. He shall perform all duties incident to his office or which are properly required of him by the Board of Directors.


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         6. The RESIDENT AGENT shall be in charge of the corporation's registered office in the State of Nevada, upon whom process against the corporation may be served and shall perform all duties required of him by statute.

         7. The salaries of all officers shall be fixed by the Board of Directors and may be changed from time to time by a majority vote of the Board.

         8. Each of such officers shall serve for a term of one (1) year or until their successors are chosen and qualified. Officers may be re-elected or appointed for successive annual terms.

         9. The Board of Directors may appoint such other officers and agents, as it shall deem necessary or expedient, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

ARTICLE V     INDEMNIFICATION OF OFFICERS AND DIRECTORS
---------     -----------------------------------------

         1. The corporation shall indemnify any and all of its Directors and Officers, and its former Directors and Officers, or any person who may have served at the Corporations request as a Director or Officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been Director(s) or Officer(s) of the corporation, or of such other corporation, except, in relation to matters as to which any such Director or Officer or former Director or Officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which


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those indemnified may be entitled, under By-Law, agreement, vote of stockholders or otherwise.

ARTICLE VI    AMENDMENTS
----------    ----------

         1. Any of these By-Laws may be amended by a majority vote of the stockholders at any annual meeting or at any special meeting called for that purpose.

         2. The Board of Directors may amend the By-Laws or adopt additional By-Laws, but shall not alter or repeal any By-Laws adopted by the stockholders of the company.

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                         CERTIFIED TO BE THE BY-LAWS OF:

                               PACIFIC SANDS, INC.




                            BY: /S/ Mr. James
                               ----------------------
                                    Secretary

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